                                  UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                                 Bestway, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.
   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

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   (5)  Total fee paid:

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   [ ]  Fee paid previously with preliminary materials.
   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

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   (2)  Form, Schedule or Registration Statement No.:

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   (3)  Filing Party:

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   (4)  Date Filed:

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
                                  BESTWAY, INC.
                           7800 N. STEMMONS, SUITE 320
                                DALLAS, TX 75247

                                   ----------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD JANUARY 11, 2001

                                   ----------

TO THE STOCKHOLDERS OF
BESTWAY, INC.

          NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Bestway, Inc., a Delaware corporation (the "Company"), will be held at 9:00 a.m., Central Daylight Time, at the corporate office, 7800 N. Stemmons, Suite 320, Dallas, TX on Thursday, January 11, 2001 for the following purposes:

     1. To elect four (4) directors of the Company, each to serve until the next annual meeting of stockholders and until his successor has been duly elected and qualified; and

     2. To amend the Company's Incentive Stock Option Plan to increase the number of shares available for issuance pursuant to options granted under such plan; and

     3. To consider and act upon the ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent public accountants for the 2001 fiscal year; and

     4. To transact such other business as may properly come before the meeting or any adjournment(s) thereof.

          Management is not aware of any other matters that will come before the meeting.

          The Board of Directors has fixed the close of business on Monday, December 4, 2000 as the Record Date for the determination of stockholders entitled to notice of and vote at this meeting and any adjournment thereof, and only stockholders of record at such time will be so entitled to vote.

          IT IS IMPORTANT THAT YOUR STOCK BE REPRESENTED AT THE MEETING REGARDLESS OF THE NUMBER OF SHARES YOU HOLD. PLEASE COMPLETE, SIGN AND MAIL THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE PROMPTLY, WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING. THE PROXY IS REVOCABLE AT ANY TIME PRIOR TO ITS EXERCISE.


                     By Order of the Board of Directors,



                     /s/ Beth A. Durrett
                     -------------------
                     Beth A. Durrett
                     Secretary

     December 13, 2000
     Dallas, Texas

                                 PROXY STATEMENT
                                  BESTWAY, INC.

                                   ----------

                         ANNUAL MEETING OF STOCKHOLDERS
                                JANUARY 11, 2001

                                   ----------

                                  INTRODUCTION

          The accompanying proxy is being solicited by the Board of Directors of Bestway, Inc. a Delaware Corporation (the "Company"), on behalf of the Company for use at the annual meeting (the "Annual Meeting") of stockholders to be held at the corporate office, 7800 N. Stemmons, Suite 320, Dallas, Texas on Thursday, January 11, 2001 at 9:00 a.m., Central Daylight Time and at any adjournment thereof. The approximate date of which the Proxy Statement and the form of Proxy are being sent to stockholders is December 13, 2000. The cost of preparing and mailing the enclosed material is to be borne by the Company.

          At the Annual Meeting, the following matters will be considered:

     1. The election to the Company's Board of Directors of four (4) directors, each to serve until the next annual meeting of stockholders and until his successor has been duly elected and qualified; and

     2. The amendment of the Company's Incentive Stock Option Plan (the "Incentive Plan") to increase the number of shares available for issuance pursuant to options granted under the Incentive Plan; and

     3. The ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent public accountants for the 2001 fiscal year; and

     4. The transaction of such other business as may properly come before the meeting or any adjournment(s) thereof.

          THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION AS DIRECTORS OF THE NOMINEES NAMED HEREIN, FOR THE PROPOSED AMENDMENT OF THE INCENTIVE PLAN AND FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE 2001 FISCAL YEAR.

          Proxies in the accompanying form, which are properly executed and duly returned to the Company, will be voted in accordance with the instructions contained therein. If no instruction is given with respect to any proposal to be acted upon, the proxy will be voted in favor of the proposals set forth therein. Each proxy granted may be revoked at any time prior to its exercise by the subsequent execution and submission of a revised proxy, by written notice to the Secretary of the Company, or by voting in person at the meeting.

          Votes cast by proxy or in person at the Annual Meeting will be counted by the persons appointed by the Company to act as election inspectors for the meeting. The election inspectors will treat shares represented by proxies that reflect abstentions as shares that are present and entitled to vote, for purposes of determining the presence of a quorum and for purposes of determining the outcome of any matter submitted to the shareholders for a vote. Abstentions, however, do not constitute a vote "for" or "against" any matter and thus will be disregarded in the calculation of a plurality or of "votes cast".

          The election inspectors will treat shares referred to as "broker non-votes" (i.e., shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote that the broker or nominee does not have discretionary power to vote on a particular matter) as shares that are present and entitled to vote for purposes of determining the presence of a quorum. However, for purposes of determining the outcome of any matter as to which the broker has physically indicated on the proxy that it does not have discretionary authority to vote, those shares will be treated as not present and entitled to vote with respect to that matter (even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters).

          In the election of directors ("Directors") to the Board of Directors, shares present but not voting will be disregarded (except for quorum purposes) and the candidates for the election receiving the highest number of affirmative votes of the shares entitled to be voted for them, up to the number of Directors to be elected by those shares, will be elected and votes cast against a candidate or votes withheld will have no legal effect.

                       VOTING SECURITIES AND VOTE REQUIRED

          The only class of voting securities of the Company is its Common Stock, par value $.01 per share (the "Common Stock"), each share of which entitles the holder thereof to one vote. As of December 4, 2000, there were 1,756,917 shares of the Company's Common Stock outstanding and entitled to vote at the Annual Meeting or any adjournment thereof. Assuming the presence of a quorum, the affirmative vote of a majority of the shares of Common Stock represented and entitled to vote at the Annual Meeting of Stockholders is required for the adoption of the proposals set forth herein except for the election of Directors (Proposal No. 1), in which nominees will be elected by a plurality of the votes of the shares present in person or by proxy and entitled to vote on the election of Directors.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

          The following table sets forth certain information as of December 4, 2000, obtained from information furnished by the persons named below, concerning the beneficial stock ownership of each person known to the Company who may be deemed to be the beneficial owner of more than five percent of the Company's Common Stock, each Director of the Company and all Directors and executive officers of the Company as a group. The Company has no other class of equity securities outstanding other than its Common Stock.


                                                           NUMBER OF SHARES OF
           Name and Address                                   COMMON STOCK               PERCENT
           of Beneficial Owner                            BENEFICIALLY OWNED(1)          OF CLASS
           -----------------------------------------   ----------------------------  -----------------
           O'Donnell & Masur, L.P. ("O&M")                                 981,872              52.8%
           5949 Sherry Lane, Suite 1450
           Dallas, Texas 75225

           James A. O'Donnell(2)                                             2,000                  *
           5949 Sherry Lane, Suite 1450
           Dallas, Texas 75225

           Mark Masur(3)                                                       800                  *
           5949 Sherry Lane, Suite 1450
           Dallas, Texas 75225

           R. Brooks Reed(4)                                                58,783               3.2%
           7800 Stemmons, Suite 320
           Dallas, Texas 75247

           Bernard J. Hinterlong                                                --                 --
           7800 Stemmons, Suite 320
           Dallas, Texas 75247

           Jack E. Meyer                                                    16,203                  *
           7800 Stemmons, Suite 320
           Dallas, Texas 75247

           Teresa A. Sheffield(5)                                           75,000               4.0%
           7800 Stemmons, Suite 320
           Dallas, Texas 75247

           Beth A. Durrett(6)                                               23,720               1.3%
           7800 Stemmons, Suite 320
           Dallas, Texas 75247

           Joe R. McElroy(7)                                                17,500                  *
           7800 Stemmons, Suite 320
           Dallas, Texas 75247

           Vincent E. Jarbo(8)                                              16,250                  *
           7800 Stemmons, Suite 320
           Dallas, Texas 75247

           All Directors and executive officers                          1,192,128              64.1%
           as a group (8 persons)

           Robert D. Simons                                                 92,517               5.0%
           1473 Omni Blvd.
           Mt. Pleasant, South Carolina 29466


           *   less than 1%

(1) Except as noted, beneficial ownership consists of sole voting and investment power. The inclusion of shares that may be deemed beneficially owned herein, however, does not constitute an admission that the named stockholders are direct or indirect beneficial owners of such shares.

(2) Mr. O'Donnell has sole voting power and sole investment power with respect to 2,000 shares of Common Stock of the Company that he owns directly. Mr. O'Donnell by virtue of his being a general partner of O&M may be deemed, for purposes of determining beneficial ownership pursuant to Rule 13d-3, to own beneficially the 981,872 shares of Common Stock owned by O&M.

(3) Mr. Masur has sole voting power and sole investment power with respect to 80 shares of Common Stock of the Company that he owns directly. Mr. Masur by virtue of his being a general partner of O&M may be deemed, for purposes of determining beneficial ownership pursuant to Rule 13d-3, to own beneficially the 981,872 shares of Common Stock owned by O&M.

(4) Excludes a total of 71,000 shares of Common Stock of the Company owned by Mr. Reed's spouse and adult children which Mr. Reed may be deemed beneficially to own.

(5) Includes options to purchase 60,800 shares of Common Stock granted to Ms. Sheffield, which are currently exercisable or will be exercisable within 60 days.

(6) Includes options to purchase 8,760 shares of Common Stock granted to Ms. Durrett, which are currently exercisable or will be exercisable within 60 days.

(7) Includes options to purchase 17,500 shares of Common Stock granted to Mr. McElroy, which are currently exercisable or will be exercisable within 60 days.

(8) Includes options to purchase 16,250 shares of Common Stock granted to Mr. Jarbo, which are currently exercisable or will be exercisable within 60 days.

                              ELECTION OF DIRECTORS
                                (PROPOSAL NO. 1)

          The By-laws of the Company provide that the number of Directors which shall constitute the whole Board shall be fixed and determined from time to time by resolution adopted by the Board of Directors. This year four (4) persons will comprise the Board and will be elected. Each Director will serve until the next annual meeting of stockholders and until his successor has been elected and qualified. The election of Directors requires a plurality of the votes cast at the meeting.

          THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF THE DIRECTOR NOMINEES.

          It is intended that the shares represented by properly executed proxies will be voted for the election of the persons listed below except where authority to so vote is withheld. The nominees have indicated that they are willing to serve as Directors, and management of the Company does not contemplate that any of the nominees will be unable to serve as a Director or become unavailable for any reason, but if that should occur before the meeting, such proxy will be voted for another nominee or nominees to be selected by management.

          The nominees for Director, all of whom are now serving as Directors of the Company are listed below together with biographical information as to
     (i) the name and age of each nominee, (ii) the position and offices with the Company of each nominee, (iii) the year during which each nominee first became a Director of the Company, and (iv) the principal occupation or employment of such nominee for at least the past five years.


            NOMINEE                              AGE          CURRENT POSITION(S) WITH THE COMPANY
           -------------------------------  ------------  ------------------------------------------
           Jack E. Meyer                        57        Director and Member of the Audit Committee
                                                            of the Board of Directors

           James A. O'Donnell                   48        Director and Member of the Audit Committee
                                                            of the Board of Directors

           Bernard J. Hinterlong                54        Director and Member of the Audit Committee
                                                            of the Board of Directors

           R. Brooks Reed                       59        Chairman of the Board and Chief Executive
                                                            Officer


          Mr. Meyer has served as a director of the Company since 1980. Mr. Meyer currently manages his personal investment portfolio. From January 1994 to October 1998, he served as President and Chief Executive Officer of Urologix, Inc.

          Mr. O'Donnell has served as a director of the Company since 1987. Mr. O'Donnell is currently a partner with the private equity firm of Cravey, Green & Wahlen and since 1987 has been a general partner of O'Donnell and Masur, L.P., a venture capital investment firm which is a significant stockholder and debt holder of the Company.

          Mr. Hinterlong has served as a director of the Company since December 1999. Mr. Hinterlong is currently President of Thomas Conveyor Company. From 1975 to 1986, he held several positions with Continental Screw Conveyor Company.

          Mr. Reed has served as Chairman of the Board of Directors and Chief Executive Officer of the Company since 1979. From 1983 to May 1997, Mr. Reed served as President of the Company. Mr. Reed is also a principal of Phoenix Partners, Inc., a private investment company engaged in the acquisition and operation of medium-sized businesses in a variety of industries.

          The executive officers of the Company on the Record Date are as follows:

           NOMINEE                               AGE       CURRENT POSITION(S) WITH THE COMPANY
           --------------------------------  ------------  -------------------------------------
           Teresa A. Sheffield                   40        President and Chief Operating Officer

           Beth A. Durrett                       43        Chief Financial Officer and Secretary

           Joe R. McElroy                        43        Vice President - Real Estate

           Vincent E. Jarbo                      35        Regional Vice President

          Ms. Sheffield has served as President and Chief Operating Officer since May 1997. From July 1992 to May 1997, Ms. Sheffield served as Vice President - Operations. From February 1988 to July 1992, Ms. Sheffield served in various capacities with the Company.

          Ms. Durrett has served as Chief Financial Officer since October 1998. From May 1997 to September 1998, Ms. Durrett served as Senior Vice President - Finance. From 1987 to May 1997, Ms. Durrett served as Vice President - Controller and was appointed Secretary in 1991. Ms. Durrett has served in various capacities with the Company since September 1979.

          Mr. McElroy has served as Vice President - Real Estate since May 1997. From January 1996 to May 1997, Mr. McElroy served as Director - Real Estate. Prior to joining the Company, Mr. McElroy was Director of Real Estate for Drinkard Development, Inc.

          Mr. Jarbo has served as Regional Vice President since February 2000. From January 1995 to May 1998, Mr. Jarbo served as District Manager and from May 1998 to February 2000, Mr. Jarbo served as Regional Manager. Prior to joining the Company, Mr. Jarbo was a Store Manager for Rent-A-Center, Inc.

     BOARD OF DIRECTORS MEETINGS, COMMITTEES AND FEES

          The Board of Directors held four regular meetings during the fiscal year ended July 31, 2000. No Director attended fewer than 75% of the meetings of the Board of Directors or committees thereof from August 1, 1999 to July 31, 2000.

          The Board of Directors has a three member Audit Committee, which held one meeting during the fiscal year, ended July 31, 2000. The Audit Committee, no member of which is an officer of the Company, is responsible for (a) nominating the independent auditors for the annual audit, (b) reviewing the plan for the audit and related services and reviewing audit results and annual financial statements, (c) overseeing the adequacy of the Company's system of internal accounting controls and compliance with the Foreign Corrupt Practices Act, and (d) overseeing compliance with Securities and Exchange Commission requirements of disclosure of Audit Committee activities. The present members of the Audit Committee, none of whom is otherwise employed by the Company, are Jack E. Meyer, Bernard J. Hinterlong and James A. O'Donnell.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

          The Company is indebted to O&M in the principal amount of $3,000,000. One of the Company's Directors, James A. O'Donnell, is a general partner in O&M.


                             EXECUTIVE COMPENSATION

          The following Summary Compensation Table shows all cash and other compensation paid (or to be paid) by the Company for the fiscal years ended July 31, 2000, 1999 and 1998 to the Company's Chief Executive Officer and four other most highly compensated executive officers for services rendered in all capacities in which they served during each period whose total annual salary and bonus exceeded $100,000 in the fiscal year ended July 31, 2000.



                                                                                      LONG-TERM
                                                                                      COMPENSATION
                                                        ANNUAL COMPENSATION             AWARDS
                                                    -----------------------------  -----------------
                                                                                      RESTRICTED
                 Name and                Fiscal        Salary          Bonus            Stock            All Other
            Principal Position            Year          ($)             ($)           Award ($)         Compensation
       ------------------------------  -----------  -------------  --------------  -----------------  --------------
       R. Brooks Reed, Chairman           2000         $150,000           --              --                 --
       and Chief Operating Officer        1999         $150,000           --              --                 --
                                          1998         $150,000           --              --                 --

       Teresa A. Sheffield,               2000         $150,000       79,211              --                 --
       President and Chief                1999         $147,885       47,851              --                 --
       Operating Officer                  1998         $125,000       17,203              --                 --

       Beth A. Durrett,                   2000         $127,289       24,347              --                 --
       Chief Financial Officer and        1999         $111,058        8,954              --                 --
       Secretary                          1998         $ 92,308       17,706              --                 --

       Joe R. McElroy,                    2000         $134,000       30,998              --                 --
       Vice President - Real              1999         $122,750        3,204              --                 --
       Estate                             1998         $ 87,172       19,199              --                 --

       Vincent E. Jarbo,                  2000         $108,654       44,672              --                 --
       Regional Vice President            1999         $ 99,206       27,912              --                 --
                                          1998         $ 64,000        7,225              --                 --

                               OPTION GRANTS TABLE

          The following table includes the following information for all options granted by the Company for the fiscal year ended July 31, 2000 to the Company's Chief Executive Officer and four most highly compensated executive officers listed above: (i) the number of shares covered by such options; (ii) the percent that such options represented of total options granted to all the Company's employees during the 2000 fiscal year; (iii) the exercise price; and (iv) the expiration date.


                                                                                       POTENTIAL REALIZABLE
                                                                                         VALUE AT ASSUMED
                                       PERCENT OF                                        ANNUAL RATES OF
                         NUMBER OF    TOTAL OPTIONS                                         STOCK PRICE
                         SECURITIES     GRANTED TO                                       APPRECIATION FOR
                         UNDERLYING     EMPLOYEES         EXERCISE                          OPTION TERM
                         OPTIONS         IN 2000          PRICE PER       EXPIRATION  -----------------------
       NAME              GRANTED       FISCAL YEAR          SHARE            DATE        5%             10%
-------------------  -------------  ---------------     -------------   ------------- -------         -------
R. Brooks Reed             --             --                  --              --         --             --
Teresa A. Sheffield        --             --                  --              --         --             --
Beth A. Durrett            --             --                  --              --         --             --
Joe R. McElroy             --             --                  --              --         --             --
Vincent E. Jarbo           --             --                  --              --         --             --
Rhonda M. Wilson           --             --                  --              --         --             --

      AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END
                                  OPTION VALUES

          The following table shows for the fiscal year ended July 31, 2000 to the Company's Chief Executive Officer and four most highly compensated executive officers listed above: (i) the number of shares of the Company's Common Stock acquired upon exercise of options during fiscal year 2000;
     (ii) the aggregate dollar value realized upon exercise; (iii) the total number of unexercised options held at the end of fiscal year 2000; and (iv) the aggregate dollar value of in-the-money unexercised options held at the end of fiscal year 2000.


                                                 Number of Unexercised       Number of Unexercised
                                                Options at 2000 Fiscal      In-the-Money Options at
                         Shares     Value              Year End             2000 Fiscal Year End(1)
                      Acquired on  Realized  ----------------------------  --------------------------
       Name           Exercise (#)   ($)     Exercisable    Unexercisable  Exercisable  Unexercisable
--------------------  ------------ --------  -----------    -------------  -----------  -------------
R. Brooks Reed             --        --             --             --             --        --

Teresa A. Sheffield        --        --         60,800             --        $30,400        --

Beth A. Durrett            --        --          8,760          6,280             --        --

Joe R. McElroy             --        --         17,500          7,500             --        --

Vincent E. Jarbo           --        --         16,250          3,750        $ 7,500        --


(1) Market value of underlying securities is based on the closing price of such securities on July 31, 2000.

                  RETIREMENT SAVINGS PLAN PROGRAM - 401(K) PLAN

          The Company established a Retirement Savings Plan (the "Savings Plan") effective as of September 1, 1994, which is intended to qualify under
     Section 401(k) of the Internal Revenue Code (the "Code"). Employees who have been employed with the Company for one year or more are eligible for participation in the Savings Plan. Employees may elect to reduce up to 15% of their annual compensation (subject to certain limitations under the Code) by having such amounts contributed to the Savings Plan. The Board intends to conduct a review at the end of each fiscal year to determine whether the Company will make any additional or matching contribution to the Savings Plan. For the year ended July 31, 2000, the Company contributed approximately $145,000 to the Savings Plan. For the years ended July 31, 1999 and 1998, the Company made no matching contributions to the Savings Plan. All assets of the Savings Plan are held in trust.

                            COMPENSATION OF DIRECTORS

          The Company's policy is to reimburse its directors for travel, lodging and related expenses incurred on account of attendance at meetings of the Board of Directors and committees thereof. For their participation in special meetings of the Board convened by conference telephone call, for services in relation to any matters adopted by the unanimous written consent of the directors, and for all the various services rendered, directors, other than those who are employees or consultants of the Company, receive an annual retainer of $1,200. Additionally, each director, other than those who are officers or employees of the Company, receives $500 for each meeting attended. In order to conserve cash, no fees have been paid in cash to any director since 1988 and from 1984 through 1988, directors received Common Stock of the Company in lieu of fees. Furthermore, in connection with the 1993 restructuring of the Company, Messrs. R. Brooks Reed and Jack E. Meyer received 109,658 and 13,271 shares, respectively, of the Company's Common Stock. The purpose of granting stock to Messrs. Reed and Meyer was to prevent dilution of their respective ownership positions in the Company, to provide an incentive to them to build stockholder value following the restructuring and to compensate them for past service to the Company, including, but no limited to, their waiver of directors fees and service as directors without compensation since 1988.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

          Decisions regarding the compensation of the executive officers of the Company are made by the Board of Directors. In fiscal year 2000, decisions concerning the compensation of Ms. Beth A. Durrett, Mr. Joe R. McElroy, Mr. Vincent E. Jarbo and Ms. Teresa A. Sheffield were made by the entire Board of Directors and decisions concerning the compensation of Mr. R. Brooks Reed were made by Mr. Jack E. Meyer, Mr. Ben Hinterlong and Mr. James A. O'Donnell.

           REPORT OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

          This executive compensation report relates to compensation decisions made by the Board of Directors. This executive compensation report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such laws.

          Objectives of Executive Compensation. The Company's executive compensation program is intended to attract, motivate and retain key executives who are capable of leading the Company effectively and continuing its long-term growth. The compensation program for executives is comprised of base salary, annual incentives and long-term incentive awards. Base salary is targeted to be within a reasonable range of compensation for comparable companies and for comparable levels of expertise by executives. Annual incentives are based upon the achievement of one or more performance goals. The Company uses stock options in its long-term incentive program.

          Executive Compensation Procedures. The Board of Directors establishes the general compensation policies of the Company and implements and monitors the compensation and incentive plans and policies of the Company. Final compensation determinations for each fiscal year are generally made after the end of the fiscal year, after audited financial statements for such year become available. At that time, bonuses, if any, are determined for the past year's performance, base salaries for the following fiscal year are set and long-term incentives, if any, are granted.

          In setting base salary and determining annual incentive and long-term incentive awards, the Board of Directors reviews the compensation levels of executive officers at comparable companies. The Board of Directors also reviews data contained in published surveys on executive compensation. The Board of Directors based its decisions regarding 2001 base salary and annual cash bonus amounts for the year ended July 31, 2000, in part, upon its review of such data.

          Each element of the executive compensation, as well as the compensation of the Chief Executive Officer, is discussed separately below.

          Base Salary. Base salaries are a fixed component of total compensation and do not relate to the performance of the Company. Base salaries are determined by the Board of Directors after reviewing salaries paid by comparable companies of similar size and performance.

          Annual Incentives. Annual incentives are provided in the form of cash bonuses. Annual incentives are designed to reward executives and management for the annual growth and achievement of the Company and are therefore tied to the Company's performance. The Board of Directors awards cash bonuses to those executives who meet established goals, with the amount of the award based upon each executive's base salary and the level to which such executive's performance met and exceeded the established goal.

          Long-term Incentives. Long-term incentives are provided through the grant of stock options pursuant to the Incentive Plan. These grants are designed to align executives' interests with the long-term goals of the Company and the interests of the Company's stockholders and encourage high levels of stock ownership among executives.

          Compensation of Chief Executive Officer. The Board of Directors set Mr. Reed's base salary for the year ended July 31, 2000 at or around the median base salary for chief executive officers of comparable companies. Mr. Reed's 2000 base salary was $150,000. Mr. Reed did not receive a cash bonus or a grant of stock options for the year ended July 31, 2000.

          Tax Considerations. The Board of Directors' executive compensation strategy is designed to be cost-effective and tax-effective. Therefore, the Board of Directors' policies are, where possible and considered appropriate, to preserve corporate tax deductions, including the deductibility of compensation paid to the named executive officers pursuant to Section 162(m) of the Code, while maintaining the flexibility to approve compensation arrangements that they deem to be in the best interests of the Company and its stockholders, but which may not always qualify for full tax deductibility.

     Submitted by the Board of Directors

     Bernard J. Hinterlong
     Jack E. Meyer
     James A. O'Donnell
     R. Brooks Reed

                   SHAREHOLDER RETURN PERFORMANCE PRESENTATION

          Set forth below is a line graph comparing the cumulative total shareholder return on the Company's Common Stock against the cumulative total return of the Nasdaq U.S. composite index (the "Nasdaq Market Index"), a group consisting of publicly-traded rental-purchase companies (the "Peer Group"), and a group index consisting of companies within the Company's SIC Code (the "MG Group Index"). The graph assumes that $100.00 was invested on December 19, 1995 in the Common Stock of the Company, the Nasdaq Market Index, and the Peer Group and the MG Group Index and assumes reinvestment of dividends. The Peer Group consists of Rent Way, Inc., Aaron Rents, Inc., Rent-A-Center, Inc. and Rainbow Rentals, Inc. The stock price performance shown on the following graph is not necessarily indicative of future price performance. No stock price information is available prior to December 19, 1995. The Company was removed from Nasdaq on August 17, 1989 because it did not meet the minimum capital requirements. The Company's stock was quoted in the "pink sheets" and was traded on a limited basis.

          The stock price performance graph below shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporated this information by reference and shall not otherwise be deemed filed under such Acts.

                               [PERFORMANCE GRAPH]


                            12/19/95      7/31/96       7/31/97       7/31/98       7/31/99       7/31/00
                            --------      -------       -------       -------       -------       -------
    BESTWAY INC              100.00        100.00         72.22         83.33         84.72         61.11
  PEER GROUP INDEX           100.00        126.00        125.73        181.73        143.54        182.93
NASDAQ MARKET INDEX          100.00        103.20        151.70        181.88        256.95        374.08
   MG GROUP INDEX            100.00        103.72        138.70        159.07        144.65        115.74

                    AMENDMENT TO INCENTIVE STOCK OPTION PLAN
                                (PROPOSAL NO. 2)

          The Board of Directors recommends that the stockholders approve an amendment to the Incentive Plan to increase the total number of shares available for issuance pursuant to options granted under the Incentive Plan (the "Proposed Amendment").

     PROPOSED AMENDMENT

          The Incentive Plan currently provides that the aggregate number of shares of Common Stock available for grants of options under the Incentive Plan shall be 225,000 shares. As of December 4, 2000, 201,310 shares of Common Stock were subject to outstanding options under the Incentive Plan, leaving as of such date only 23,690 shares of Common Stock available for future option grants under the Incentive Plan.

          The Board of Directors believes that the Incentive Plan has been worthwhile in attracting and retaining employees and promoting their ownership interests in the Company. The Board of Directors believes that the number of shares available for future option grants under the Incentive Plan is not sufficient to enable the Company to continue to make grants under the Incentive Plan at levels that the Board of Directors has determined is appropriate. Accordingly, on December 4, 2000, the Board of Directors adopted the Proposed Amendment to the Incentive Plan, subject to the approval by the stockholders, to increase the number of shares of Common Stock available for issuance pursuant options granted under the Incentive Plan to 285,000 shares of Common Stock. Since options relating to 201,310 shares are currently outstanding, 83,690 shares of Common Stock would, as of December 4, 2000, be available for future options under the Incentive Plan if the Proposed Amendment is approved.

          THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE PROPOSED AMENDMENT.

     SUMMARY OF THE INCENTIVE PLAN

          The Incentive Plan, as adopted by the Board of Directors, was approved by the Company's stockholders on May 31, 1995. The purpose of the Incentive Plan is to further the success of the Company by making available shares of Common Stock for purchase by officers and employees of the Company and thus providing an additional incentive to such individuals to continue in the service of the Company and to give them greater interest in the success of the Company. The material terms of the Incentive Plan are summarized below. The summary is qualified in its entirety by the full text of the Incentive Plan.

          Plan Administration; Eligibility. The Incentive Plan is administered by a committee appointed by the Board of Directors (the "Plan Committee"). Each member of the Plan Committee must be a "disinterested person" as that term is defined under the rules promulgated by the Securities and Exchange Commission.

          The Plan Committee has the full power to select, from among the persons eligible for option grants, the individuals to whom options will be granted and to determine the specific terms of each option, subject to the provisions of the Incentive Plan. Persons eligible to participate in the Incentive Plan are generally those employees and officers of the Company whose efforts contribute to the performance or success of the Company, as selected from time to time by the Plan Committee. Non-employee directors of the Company are not eligible for options under the Incentive Plan. Each option granted under the Incentive Plan will be evidenced by a written agreement containing such provisions not inconsistent with the Incentive Plan, as the Plan Committee shall approve.

          Available Shares. Under the Incentive Plan, the aggregate number of shares of Common Stock available for grants of options is 225,000 shares.

          Options. The exercise price of each option will be determined by the Plan Committee, but may not be less than the fair market value of the shares on the date of grant. The option price may not be reduced after the date of grant, except in the case of stock split, stock dividend or certain other changes in capitalization or events that, in the judgment of the Plan Committee, necessitates such action. The foregoing does not prohibit the Plan Committee from authorizing the exchange of outstanding options for new options at a reduced exercise price so long as the exchange complies with the terms and conditions of the Incentive Plan.

          The term of each option will be fixed by the Plan Committee and may not exceed ten years from the date of grant. The Plan Committee will determine at what time or times each option may be exercised and the period of time, if any, after the optionholder's death during which his or her options may be exercised. Upon exercise of an option, the option exercise price must be paid in full either in cash or in the form of a cash equivalent acceptable to the Plan Committee.

          Adjustments Upon Change in Shares of Common Stock. The Plan Committee will make appropriate adjustments in the outstanding options to reflect stock dividends, stock splits and similar events or if there occurs any event that, in the judgment of the Plan Committee, necessitates such action.

          Amendments and Termination. The Board of Directors may amend or terminate the Incentive Plan from time to time. In addition, amendments to the Incentive Plan shall be subject to approval by the stockholders if stockholder approval is required by the federal securities laws, the internal revenue code, the rules and regulations of any stock exchange on which the Common Stock is listed or any other applicable rule or law.

     TAX ASPECTS UNDER THE U.S. INTERNAL REVENUE CODE

          The following is a brief summary of the principal federal income tax consequences of options granted under the Incentive Plan. It does not describe all federal tax consequences under the Incentive Plan, nor does it describe state or local tax consequences.

          Options. No taxable income would generally be realized by a participant upon the grant of an option. Upon the exercise of the option, ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares of Common Stock on the date of exercise, and the Company receives a tax deduction for the same amount. Upon subsequent disposition of the shares of Common Stock, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares of Common Stock have been held. Special rules will apply where all or a portion of the exercise price of the option is paid by tendering shares of Common Stock.

          Limitation on Company's Deduction. Section 162(m) of the Code generally provides that a publicly-held corporation will not be allowed a deduction for employee compensation paid for the taxable year to its chief executive officer and to its four highest compensated officers other than the chief executive officer (each, an "Applicable Employee") to the extent that such compensation with respect to any such Applicable Employee exceeds $1,000,000. Any compensation that qualifies as "performance-based compensation" is not subject to this deduction limitation. The Company believes that all options awarded pursuant to the Incentive Plan will qualify as performance-based compensation, and the compensation attributable to such options will not, in the taxable year of exercise, be considered part of any non-performance-based compensation that is subject to the $1,000,000 deduction limitation. However, any options granted under the Incentive Plan that are not subject to vesting or other restrictions that require the attainment of a Company performance goal that is generically described in the Incentive Plan will not qualify as performance-based compensation, and amounts of compensation attributable to such options will be added, in the year otherwise deductible, to all other components of compensation that are subject to the deduction limitation.

                 PROPOSAL TO RATIFY PRICEWATERHOUSECOOPERS L.L.P
             AS INDEPENDENT PUBLIC ACCOUNTANTS FOR FISCAL YEAR 2001
                                (PROPOSAL NO. 3)

          The Board of Directors has appointed PricewaterhouseCoopers L.L.P., independent certified public accountants, to examine and report on the Company's financial statements for the fiscal year ended July 31, 2001. The firm has served as the Company's independent accountants since 1976. It is expected that a representative of such firm will be in attendance at the Company's Annual Meeting of Stockholders and will be afforded an opportunity to make a statement at the meeting if he so desires and will be available to respond to appropriate questions. Audit services included examination of the Company's filings with the Securities and Exchange Commission and consultation in connection with various audit-related accounting matters.

          THE STOCKHOLDERS ARE REQUESTED BY THE BOARD OF DIRECTORS TO VOTE FOR THE APPROVAL OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS L.L.P. AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING JULY 31, 2001. PROPOSAL FOR NEXT ANNUAL MEETING

          Any proposal of holders of Common Stock intended to be presented at the Annual Meeting of Stockholders of the Company to be held in 2002 must be received by the Company at 7800 N. Stemmons, Suite 320, Dallas, Texas 75247, no later than August 25, 2001, in order to be included in the Proxy Statement and Form of Proxy relating to that meeting.

          Pursuant to Rule 14a-4(c)(1) under the Exchange Act, if any stockholder proposal intended to be presented at the 2002 annual meeting without inclusion in the Company's proxy statement for such meeting is received at the Company's principal executive offices after October 30, 2001, then any proxy that management solicits for such meeting will confer discretionary authority to vote on such proposal so long as such proposal is properly presented at the meeting.



                                      14c

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

          Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires directors and officers of the Company, and persons who own more than 10% of the Common Stock, to file with the Commission initial reports of the Common Stock ownership and reports of changes in such ownership. A reporting person must file a Form 3 - Initial Statement of Beneficial Ownership of Securities within 10 days after such person becomes a reporting person. A reporting person must file a Form 4 - Statement of Changes of Beneficial Ownership of Securities within 10 days after any month in which such person's beneficial ownership of securities changes, except for certain changes exempt from the reporting requirements of Form 4. Such exempt changes include stock options granted under a plan qualifying pursuant to Rule 16b-3 under the Exchange Act. A reporting person must file a Form 5 - Annual Statement of Beneficial Ownership of Securities within 45 days after the end of the Company's fiscal year to report any changes in ownership during such year not reported on a Form 4, including changes exempt from the reporting requirements of Form 4.

          The Commission's rules require the Company's reporting persons to furnish the Company with copies of all Section 16(a) reports that they file. Based solely upon a review of the copies of such reports furnished to the Company and written representations that no other reports were required with respect to the year ended July 31, 2000, the Company believes that the reporting persons have complied with all applicable Section 16(a) filing requirements for 2000 on a timely basis.

                                     GENERAL

          The cost of preparing and mailing the enclosed material is to be borne by the Company. In addition to the solicitation of proxies by mail, certain officers, Directors and regular employees of the Company may, without additional compensation, solicit proxies on behalf of management by telephone, telegraph or personal interview. The cost of any solicitation will be borne by the Company. Upon request, persons, including brokers, holding shares for others will be reimbursed for their expenses in transmitting proxy material to their principals and in seeking instructions by mail, telephone or telegraph for their principals.

          Management does not intend to bring any matters before the meeting other than those mentioned above and is not aware of any other matters to be presented before the meeting. However, if any other matters should be presented properly to the meeting, it is intended that the persons named in the enclosed proxy will vote such proxy in accordance with their best judgment. A copy of the Company's Annual Report is being mailed to the stockholders with this Proxy Statement. The Company's Annual Report to stockholders contains financial statements for the periods ended July 31, 2000, July 31, 1999 and July 31, 1998 which are incorporated by reference herein. A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS AVAILABLE TO EACH STOCKHOLDER WITHOUT CHARGE. ANY STOCKHOLDER DESIRING A COPY OF THE ANNUAL REPORT ON FORM 10-K SHOULD ADDRESS HIS REQUEST TO MS. BETH A. DURRETT, SECRETARY, 7800 N. STEMMONS, SUITE 320, DALLAS, TEXAS, 75247.


                       By Order of the Board of Directors,


                       /s/ Beth A. Durrett
                       -------------------
                       Beth A. Durrett
                       Secretary

     December 13, 2000
     Dallas, Texas

                                  BESTWAY, INC.
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

          The undersigned hereby appoints R. Brooks Reed and Beth A. Durrett, and each of them, with full power of substitution, to vote as indicated below, and act with respect to all shares of Common Stock of Bestway, Inc., (the "Company") standing in the name of the undersigned, at the annual meeting of stockholders to be held at 9:00 a.m. on Thursday January 11, 2001, in the Company's corporate office at 7800 N. Stemmons Freeway, Suite 320, Dallas, Texas, or at any adjournment thereof, with all the power the undersigned would possess if personally present:

     1.   Election of the following nominees as Directors: R. Brooks Reed, Jack
          E. Meyer, James A. O'Donnell and Bernard J. Hinterlong.

          FOR all of the nominees (except as otherwise marked below) WITHOUT AUTHORITY to vote for all nominees

     INSTRUCTIONS: To withhold authority to vote for any particular nominee, write such person's name in the following space.

     2. Amendment of the Company's incentive Stock Option Plan to increase the number of shares available for issuance pursuant to option grants under such plan. FOR AGAINST ABSTAIN

     3. Ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent public accountants for the fiscal year 2001.

                           FOR              AGAINST           ABSTAIN

     4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment(s) thereof.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED ABOVE. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, AND 4.


IMPORTANT: To ensure a quorum and to avoid the expense and delay of sending follow-up letters, please mark, sign, date and mail this proxy in the accompanying envelop.

                                      Date:                               , 2001
                                           ------------------------------

                                           ------------------------------

                                           ------------------------------

                                      Please sign exactly as name appears
                                      hereon. For a joint account, each owner
                                      should sign. Persons signing as attorney, executor, administrator, trustee or guardian or in any other representative capacity should indicate their full title. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                  BESTWAY, INC.
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

          The undersigned hereby appoints R. Brooks Reed and Beth A. Durrett, and each of them, with full power of substitution, to vote as indicated below, and act with respect to all shares of Common Stock of Bestway, Inc., (the "Company") standing in the name of the undersigned, at the annual meeting of stockholders to be held at 9:00 a.m. on Thursday January 11, 2001, in the Company's corporate office at 7800 N. Stemmons Freeway, Suite 320, Dallas, Texas, or at any adjournment thereof, with all the power the undersigned would possess if personally present:

     5.   Election of the following nominees as Directors: R. Brooks Reed, Jack
          E. Meyer, James A. O'Donnell and Bernard J. Hinterlong.

                                   APPENDIX I

                              AMENDMENT NUMBER ONE
                                     TO THE
                                  BESTWAY, INC.
                           INCENTIVE STOCK OPTION PLAN


          Bestway, Inc., a corporation organized under the laws of the State of Delaware (the "Company"), previously adopted a stock option plan designated as the Bestway, Inc. Incentive Stock Option Plan (the "Plan"), originally approved by the Company's stockholders on May 31, 1995. The Company reserved the right to amend the Plan under Paragraph 12 thereof. Accordingly, the Company hereby amends the Plan as follows, effective as of December ____, 2000:

     1. Paragraph 2(g) of the Plan is hereby amended and restated in its entirety to read as follows:

          "(g) "Non-Employee Director" means a member of the Board who is a "non-employee director" within the meaning of Rule 16b-3 promulgated under the Exchange Act (or any successor to Rule 16b-3) and who is also an "outside director" within the meaning of Section 162(m) of the Code."

     2. Paragraph 3 of the Plan is hereby amended and restated to read as follows:

"3. ADMINISTRATION OF PLAN. The Board of Directors of the Company shall appoint a committee (the "Committee") composed of not less than two persons to administer the Plan. Only Non-Employee Directors shall be eligible to serve as members of the Committee. The Committee shall report all action taken by it to the Board, which shall review and ratify or approve those actions that are by law required to be so reviewed and ratified or approved by the Board. The Committee shall have full and final authority in its discretion, subject to the provisions of the Plan, to determine the Participants to whom, and the time or times at which, Options shall be granted and the number of shares covered by each Option; to construe and interpret the Plan and any agreements made pursuant to the Plan; to determine the terms and provisions (which need not be identical or consistent with respect to each Participant) of the respective Option Agreements and any agreements ancillary thereto, including, without limitation, terms covering the payment of the Option Price; and to make all other determinations and take all other actions deemed necessary or advisable for the proper administration of this Plan. All such actions and determinations shall be conclusively binding for all purposes and upon all persons."

     3 Paragraph 4 of the Plan is hereby amended to add the following sentence at the end thereof:

          "Subject to adjustment under the provisions of Paragraph 8, no Participant shall be eligible to be granted options covering more than 100,000 shares of the Company's Common Stock during any calendar year, in accordance with Section 162(m) of the Code."

     4. The first paragraph in Paragraph 5 of the Plan is hereby amended and restated to read as follows:

          "The aggregate number of shares of the Company's Common Stock that may issued upon the exercise of options shall not exceed 285,000 shares, subject to adjustment under the provisions of Paragraph 8."

     5. Paragraph 12 of the Plan is hereby amended and restated in its entirety to read as follows:

"12. AMENDMENT, SUSPENSION, AND THE TERMINATION OF PLAN. The Board may at any time suspend or terminate the Plan or may amend it from time to time in such respects as the Board may deem advisable in order that the Options granted thereunder may conform to any changes in the law or in any other respect which the Board may deem to be in the best interests of the Company, provided, however, that without approval by the shareholders of the Company voting the proper percentage of its voting power, no such amendment shall make any change in the Plan for which shareholder approval is required of the Company by (a) the Code or regulatory provisions dealing with incentive stock options pursuant to Code section 422; (b) any rules for listed companies promulgated by any national stock exchange on which the Company's stock is traded; or (c) any other applicable rule or law. Unless sooner terminated hereunder the Plan shall terminate 10 years after the Effective Date. No Option may be granted during any suspension or after the termination of the Plan. Except as provided in Paragraph 13, no amendment, suspension, or termination of the Plan shall, without an Optionee's consent, impair or negate any of the rights or obligations under any Option theretofore granted to such Optionee under the Plan."


     IN WITNESS WHEREOF, the Company has caused these presents to be duly executed by its duly authorized officers in a number of copies, all of which shall constitute one and the same instrument, which may be sufficiently evidenced by any executed copy hereof, this ______ day of December, 2000.



IMPORTANT: To ensure a quorum and to avoid the expense and delay of sending follow-up letters, please mark, sign, date and mail this proxy in the accompanying envelop.



                                       BESTWAY, INC.


                                       By:
                                          -------------------------------------

                                       Name:
                                            -----------------------------------

                                       Title:
                                             ----------------------------------